Exhibit 99.1

Jack in the Box Inc. Reports Fourth Quarter FY 2020 Earnings; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--November 18, 2020--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the fourth quarter and fiscal year ended September 27, 2020.

Increase in same-store sales:
	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Company	9.6%	3.5%	3.1%	1.7%
Franchise	12.4%	3.0%	4.0%	1.3%
System	12.2%	3.0%	4.0%	1.3%

Jack in the Box® system same-store sales increased 12.2 percent for the quarter. Company same-store sales increased 9.6 percent in the fourth quarter driven by average check growth of 21.9 percent while transactions decreased 12.3 percent. Improvement in company same-store sales as compared with the third quarter was primarily driven by a sequential improvement in transactions.

Darin Harris, chief executive officer, said, "Our ongoing strategy of offering guests value combined with indulgent and flavorful products continues to drive overall performance for the brand. I am proud of the way our franchisees, the teams in our restaurants, our employees, and our partners have remained focused amidst this pandemic, and are delivering outstanding results. This momentum has continued into the first quarter of 2021, and I look forward to building on these learnings to enhance long-term performance of the company."

Earnings from continuing operations were $37.9 million, or $1.65 per diluted share, for the fourth quarter of fiscal 2020 compared with $22.0 million, or $0.86 per diluted share, for the fourth quarter of fiscal 2019.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.61 in the fourth quarter of fiscal 2020 compared with $0.95 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Diluted earnings per share from continuing operations – GAAP	$1.65	$0.86	$3.84	$3.52
Loss on early termination of interest rate swaps and debt extinguishment	—	0.08	—	0.64
Restructuring charges	—	0.05	0.04	0.24
Gains on the sale of company-operated restaurants	(0.02)	(0.03)	(0.10)	(0.04)
Gain on sale of corporate office building	—	—	(0.34)	—
Pension settlement charges	0.01	—	1.23	—
Excess tax benefits from share-based compensation agreements	(0.02)	—	(0.02)	—
Operating earnings per share – Non-GAAP (1)	$1.61	$0.95	$4.65	$4.35

Adjusted EBITDA(2), a non-GAAP measure, was $78.4 million in the fourth quarter of fiscal 2020 compared with $66.9 million for the prior year quarter. For fiscal year 2020, Adjusted EBITDA was $274.2 million, compared with $269.0 million in fiscal year 2019.

Results for the fourth quarter reflect the business and financial impacts of the COVID-19 pandemic, which include the following:

  Restaurant traffic declined substantially, although did improve versus the third quarter. Check growth continued to drive overall same-store sales growth.
  Higher costs for delivery fees and supplies related to COVID-19 negatively impacted Occupancy and other costs as a percentage of company restaurant sales by approximately 90 basis points.
  The company continued its short-term cash preservation strategy, and as such, did not buy back any shares in the fourth quarter. The company also significantly reduced capital spending.

Restaurant-Level Margin(3), a non-GAAP measure, increased 280 basis points to 27.0 percent of company restaurant sales in the fourth quarter of fiscal 2020 from 24.2 percent a year ago. Labor costs improved by 120 basis points, due to sales leverage, which was partially offset by approximately 6 percent wage inflation. Food and packaging costs, as a percentage of company restaurant sales, decreased 100 basis points driven by menu price increases and positive mix shift, which more than offset higher ingredient costs. Commodity costs increased 0.4 percent in the quarter as compared with the prior year. Lower maintenance and repairs expenses, partially offset by higher delivery fees, drove the 50 basis point decrease in Occupancy and other versus the prior year quarter.

Franchise-Level Margin(3), a non-GAAP measure, increased by $11.6 million in the fourth quarter, primarily driven by higher royalties and rental revenues as franchise same-store sales increased. The company did not provide any relief to franchisees through postponements or reductions of rent or marketing in the fourth quarter.

Franchise-Level Margin(3), as a percentage of total franchise revenues, was 41.3 percent in the fourth quarter of fiscal 2020. The company adopted the new lease accounting standard, ASC 842, in fiscal 2020, which resulted in grossing up both franchise rental revenues and franchise occupancy expenses by approximately $9.5 million in the fourth quarter. Without these adjustments, Franchise-Level Margin(3) would have been 43.7 percent of total franchise revenues. This compares with 40.8 percent in the prior year.

In the fourth quarter of fiscal 2020, SG&A expenses increased by $4.4 million and were 5.8 percent of revenues compared with 4.7 percent in the prior year quarter. Advertising costs, which are included in SG&A, increased $0.4 million in the fourth quarter.

As a percentage of system-wide sales, G&A was 1.1 percent in the fourth quarter of fiscal 2020 compared with 0.8 percent in the prior year quarter. The $4.0 million increase in G&A, which excludes advertising, was primarily driven by:

  an increase in costs related to litigation matters of approximately $3 million, which was largely driven by a reduction in an unfavorable jury verdict in the prior year quarter, partially offset by a favorable settlement in the current year quarter;
  an increase in incentive compensation of approximately $0.3 million as a result of higher achievement levels, partially offset by a decrease in share-based compensation; and
  a $0.8 million increase in insurance.
  These increases were partially offset by mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $0.7 million year-over-year decrease in G&A.

Impairment and other charges, net, decreased $5.5 million in the fourth quarter, driven by a charge in the prior year quarter associated with a write-off of development costs associated with a discontinued technology project and a decrease in restructuring costs.

Interest expense, net, decreased by $2.1 million in the fourth quarter driven by the $2.8 million write-off of unamortized deferred financing fees related to the refinancing of the company's senior credit facility in the prior year quarter, partially offset by higher borrowings in the quarter.

The effective tax rate for the fourth quarter of fiscal year 2020 was 23.6 percent, which was lower than the 27.4 percent in the fourth quarter of the prior year primarily due to the release of valuation reserves on state tax credits and the tax benefit from anticipated audit conclusions and amended returns, partially offset by an increase in deduction limitation on officers’ compensation and non-deductible legal settlements. The full year effective tax rate was 26.8 percent.

Capital Allocation and Liquidity Position

The company did not repurchase any shares in the fourth quarter of fiscal 2020, and as announced on April 15, 2020, temporarily suspended its share repurchase program. On November 13, 2020, the Board of Directors authorized an additional $100 million share repurchase program to more than offset the $22 million authorization that was set to expire at the end of November 2020. This brings the total remaining under share repurchase programs to $200 million, consisting of $100 million which expires in November 2021 and $100 million which expires in November 2022.

The company also announced today that on November 13, 2020, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on December 18, 2020, to shareholders of record at the close of business on December 2, 2020.

As of the end of the fourth quarter, the company had $236.9 million in cash, of which $199.7 million was unrestricted cash.

Guidance

Given the uncertainty associated with the COVID-19 pandemic, the company has not provided any guidance for Fiscal 2021 at this time, but will evaluate on a quarterly basis, with the intent to return to providing guidance once the visibility into sustained trends becomes more clear.

Fiscal 2021 ends on October 3, 2021. Fiscal 2020 contained 52 weeks, while Fiscal 2021 contains 53 weeks. Fiscal 2020 contained 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters. Fiscal 2021 contains 16 weeks in the first quarter, 12 weeks in the second and third quarter, and 13 weeks in the fourth quarter.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, November 19, 2020, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on November 19, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charges, loss on early termination of interest rate swaps, loss on early extinguishment of debt and the excess tax benefits from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating Earnings Per Share may not add due to rounding.

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; adverse investor response to the company's temporary suspension of its stock repurchase program; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)
	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenues:
Company restaurant sales	$86,799	$78,859	$348,987	$336,807
Franchise rental revenues	78,657	63,920	320,647	272,815
Franchise royalties and other	44,850	38,971	178,319	169,811
Franchise contributions for advertising and other services	45,095	39,485	173,553	170,674
	255,401	221,235	1,021,506	950,107
Operating costs and expenses, net:
Food and packaging	24,787	23,349	102,449	97,699
Payroll and employee benefits	25,304	23,995	106,540	100,158
Occupancy and other	13,295	12,448	54,157	50,613
Franchise occupancy expenses	48,568	38,882	210,038	166,584
Franchise support and other costs	2,720	3,773	13,059	12,110
Franchise advertising and other services expenses	47,660	41,696	180,794	178,093
Selling, general and administrative expenses	14,710	10,300	80,841	76,357
Depreciation and amortization	11,647	12,536	52,798	55,181
Impairment and other charges, net	1,344	6,888	(6,493)	12,455
Gains on the sale of company-operated restaurants	(636)	(1,147)	(3,261)	(1,366)
	189,399	172,720	790,922	747,884
Earnings from operations	66,002	48,515	230,584	202,223
Other pension and post-retirement expenses, net	748	343	41,720	1,484
Interest expense, net	15,692	17,823	66,743	84,967
Earnings from continuing operations and before income taxes	49,562	30,349	122,121	115,772
Income taxes	11,704	8,326	32,727	24,025
Earnings from continuing operations	37,858	22,023	89,394	91,747
(Losses) earnings from discontinued operations, net of income taxes	(9)	38	370	2,690
Net earnings	$37,849	$22,061	$89,764	$94,437

Net earnings per share - basic:
Earnings from continuing operations	$1.65	$0.86	$3.87	$3.55
Earnings (losses) from discontinued operations	—	—	0.02	0.10
Net earnings per share (1)	$1.65	$0.86	$3.88	$3.66
Net earnings per share - diluted:
Earnings from continuing operations	$1.65	$0.86	$3.84	$3.52
Earnings (losses) from discontinued operations	—	—	0.02	0.10
Net earnings per share (1)	$1.64	$0.86	$3.86	$3.62
Weighted-average shares outstanding:
Basic	22,903	25,456	23,125	25,823
Diluted	23,012	25,721	23,269	26,068

Cash dividends declared per common share	$0.40	$0.40	$1.20	$1.60
___________________________
(1)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)
	September 27, 2020	September 29, 2019
ASSETS
Current assets:
Cash	$199,662	$125,536
Restricted cash	37,258	26,025
Accounts and other receivables, net	78,417	45,235
Inventories	1,808	1,776
Prepaid expenses	10,114	9,015
Current assets held for sale	4,598	16,823
Other current assets	3,724	2,718
Total current assets	335,581	227,128
Property and equipment, at cost:
Land	100,460	116,070
Buildings	914,311	927,337
Restaurant and other equipment	112,675	125,176
Construction in progress	4,984	7,658
	1,132,430	1,176,241
Less accumulated depreciation and amortization	(796,448)	(784,307)
Property and equipment, net	335,982	391,934
Other assets:
Operating lease right-of-use assets	904,548	—
Intangible assets, net	277	425
Goodwill	47,161	46,747
Deferred tax assets	72,322	85,564
Other assets, net	210,623	206,685
Total other assets	1,234,931	339,421
	$1,906,494	$958,483
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$818	$774
Current operating lease liabilities	179,000	—
Accounts payable	31,105	37,066
Accrued liabilities	129,431	120,083
Total current liabilities	340,354	157,923
Long-term liabilities:
Long-term debt, net of current maturities	1,376,913	1,274,374
Long-term operating lease liabilities, net of current portion	776,094	—
Other long-term liabilities	206,494	263,770
Total long-term liabilities	2,359,501	1,538,144
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,369,714 and 82,159,002 issued, respectively	824	822
Capital in excess of par value	489,515	480,322
Retained earnings	1,636,211	1,577,034
Accumulated other comprehensive loss	(110,605)	(140,006)
Treasury stock, at cost, 59,646,773 and 57,760,573 shares, respectively	(2,809,306)	(2,655,756)
Total stockholders’ deficit	(793,361)	(737,584)
	$1,906,494	$958,483

JACK IN THE BOX INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
	52 Weeks Ended
	September 27, 2020	September 29, 2019
Cash flows from operating activities:
Net earnings	$89,764	$94,437
Earnings from discontinued operations	370	2,690
Earnings from continuing operations	89,394	91,747
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	52,798	55,181
Franchise tenant improvement allowance amortization and other	3,028	1,983
Amortization of debt issuance costs	5,628	3,121
Loss on extinguishment of debt	—	2,757
Loss on interest rate swap termination	—	23,551
Excess tax benefits from share-based compensation arrangements	(449)	(113)
Deferred income taxes	5,162	4,100
Share-based compensation expense	4,394	8,074
Pension and postretirement expense	41,720	1,484
Gains on cash surrender value of company-owned life insurance	(4,262)	(4,475)
Gains on the sale of company-operated restaurants	(3,261)	(1,366)
Gains on the disposition of property and equipment	(9,768)	(6,244)
Non-cash operating lease costs	490	—
Impairment charges and other	322	5,414
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	(28,724)	3,504
Inventories	41	82
Prepaid expenses and other current assets	(2,780)	8,728
Accounts payable	154	4,524
Accrued liabilities	4,222	(7,505)
Pension and postretirement contributions	(6,243)	(6,194)
Franchise tenant improvement allowance disbursements	(7,516)	(10,593)
Other	(825)	(9,355)
Cash flows provided by operating activities	143,525	168,405
Cash flows from investing activities:
Purchases of property and equipment	(19,528)	(47,649)
Proceeds from the sale and leaseback of assets	19,828	4,447
Proceeds from the sale of company-operated restaurants	3,395	1,280
Collections on notes receivable	—	16,759
Proceeds from the sale of property and equipment	22,774	9,714
Other	2,654	1,630
Cash flows provided by (used in) investing activities	29,123	(13,819)
Cash flows from financing activities:
Borrowings on revolving credit facilities	114,376	229,798
Repayments of borrowings on revolving credit facilities	(6,500)	(960,220)
Proceeds from issuance of debt	—	1,300,000
Principal repayments on debt	(10,536)	(337,150)
Debt issuance costs	(216)	(34,122)
Payments related to termination of interest rate swaps	—	(23,551)
Dividends paid on common stock	(27,538)	(41,179)
Proceeds from issuance of common stock	4,647	1,231
Repurchases of common stock	(155,576)	(137,654)
Payroll tax payments for equity award issuances	(5,946)	(2,883)
Cash flows used in financing activities	(87,289)	(5,730)
Net increase in cash and restricted cash	85,359	148,856
Cash and restricted cash at beginning of year	151,561	2,705
Cash and restricted cash at end of year	$236,920	$151,561

JACK IN THE BOX INC. AND SUBSIDIARIES SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)
	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenues:
Company restaurant sales	34.0%	35.6%	34.2%	35.4%
Franchise rental revenues	30.8%	28.9%	31.4%	28.7%
Franchise royalties and other	17.6%	17.6%	17.5%	17.9%
Franchise contributions for advertising and other services	17.7%	17.8%	17.0%	18.0%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	28.6%	29.6%	29.4%	29.0%
Payroll and employee benefits (1)	29.2%	30.4%	30.5%	29.7%
Occupancy and other (1)	15.3%	15.8%	15.5%	15.0%
Franchise occupancy expenses (2)	61.7%	60.8%	65.5%	61.1%
Franchise support and other costs (3)	6.1%	9.7%	7.3%	7.1%
Franchise advertising and other services expenses (4)	105.7%	105.6%	104.2%	104.3%
Selling, general and administrative expenses	5.8%	4.7%	7.9%	8.0%
Depreciation and amortization	4.6%	5.7%	5.2%	5.8%
Impairment and other charges, net	0.5%	3.1%	(0.6)%	1.3%
Gains on the sale of company-operated restaurants	(0.2)%	(0.5)%	(0.3)%	(0.1)%
Earnings from operations	25.8%	21.9%	22.6%	21.3%
Income tax rate (5)	23.6%	27.4%	26.8%	20.8%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (in thousands):
	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Company-owned restaurant sales	$86,799	$78,859	$348,987	$336,807
Franchised restaurant sales (1)	843,683	739,212	3,323,745	3,167,920
System sales (1)	$930,482	$818,071	$3,672,732	$3,504,727
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)
	2020			2019
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,106	2,243	137	2,100	2,237
New	—	27	27	—	19	19
Acquired from franchisees	8	(8)	0	—	—	—
Closed	(1)	(28)	(29)	—	(13)	(13)
End of period	144	2,097	2,241	137	2,106	2,243
% of system	6%	94%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, pension settlement charges, loss on early termination of interest rate swaps, loss on early extinguishment of debt, and the excess tax benefits from share-based compensation arrangements. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations.

	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Diluted earnings per share from continuing operations – GAAP	$1.65	$0.86	$3.84	$3.52
Loss on early termination of interest rate swaps and debt extinguishment	—	0.08	—	0.64
Restructuring charges	—	0.05	0.04	0.24
Gains on the sale of company-operated restaurants	(0.02)	(0.03)	(0.10)	(0.04)
Gain on sale of corporate office building	—	—	(0.34)	—
Pension settlement charges	0.01	—	1.23	—
Excess tax benefits from share-based compensation agreements	(0.02)	—	(0.02)	—
Operating earnings per share – Non-GAAP (1)	$1.61	$0.95	$4.65	$4.35
___________________________
(1)	Operating Earnings Per Share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net earnings - GAAP	$37,849	$22,061	$89,764	$94,437
Losses (earnings) from discontinued operations, net of taxes	9	(38)	(370)	(2,690)
Income taxes	11,704	8,326	32,727	24,025
Interest expense, net	15,692	17,823	66,743	84,967
Pension settlement charges	188	—	39,218	—
Gains on the sale of company-operated restaurants	(636)	(1,147)	(3,261)	(1,366)
Impairment and other charges, net	1,344	6,888	(6,493)	12,455
Depreciation and amortization	11,647	12,536	52,798	55,181
Amortization of franchise tenant improvement allowances and other	645	459	3,028	1,983
Adjusted EBITDA – non-GAAP	$78,442	$66,908	$274,154	$268,992

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Earnings from operations - GAAP	$66,002	$48,515	$230,584	$202,223
Franchise rental revenues	(78,657)	(63,920)	(320,647)	(272,815)
Franchise royalties and other	(44,850)	(38,971)	(178,319)	(169,811)
Franchise contributions for advertising and other services	(45,095)	(39,485)	(173,553)	(170,674)
Franchise occupancy expenses	48,568	38,882	210,038	166,584
Franchise support and other costs	2,720	3,773	13,059	12,110
Franchise advertising and other services expenses	47,660	41,696	180,794	178,093
Selling, general and administrative expenses	14,710	10,300	80,841	76,357
Impairment and other charges, net	1,344	6,888	(6,493)	12,455
Gains on the sale of company-operated restaurants	(636)	(1,147)	(3,261)	(1,366)
Depreciation and amortization	11,647	12,536	52,798	55,181
Restaurant-Level Margin- Non-GAAP	$23,413	$19,067	$85,841	$88,337

Company restaurant sales	$86,799	$78,859	$348,987	$336,807

Restaurant-Level Margin % - Non-GAAP	27.0%	24.2%	24.6%	26.2%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Earnings from operations - GAAP	$66,002	$48,515	$230,584	$202,223
Company restaurant sales	(86,799)	(78,859)	(348,987)	(336,807)
Food and packaging	24,787	23,349	102,449	97,699
Payroll and employee benefits	25,304	23,995	106,540	100,158
Occupancy and other	13,295	12,448	54,157	50,613
Selling, general and administrative expenses	14,710	10,300	80,841	76,357
Impairment and other charges, net	1,344	6,888	(6,493)	12,455
Gains on the sale of company-operated restaurants	(636)	(1,147)	(3,261)	(1,366)
Depreciation and amortization	11,647	12,536	52,798	55,181
Franchise-Level Margin - Non-GAAP (1)	$69,654	$58,025	$268,628	$256,513

Franchise rental revenues	$78,657	$63,920	$320,647	$272,815
Franchise royalties and other	44,850	38,971	178,319	169,811
Franchise contributions for advertising and other services	45,095	39,485	173,553	170,674
Total franchise revenues	$168,602	$142,376	$672,519	$613,300

Franchise-Level Margin % - Non-GAAP (1)	41.3%	40.8%	39.9%	41.8%
____________________________
(1)

During the first quarter of 2020, the Company changed its presentation of Non-GAAP Franchise-Level Margin to include "amortization of franchise tenant improvement allowances and other" in its definition thereof. The prior period has been recast to conform to current year presentation.

Contacts

Investor Contact:
Carol DiRaimo
Investor.Relations@jackinthebox.com